EXHIBIT 99.1

VASCO Reports First Quarter Results

Fifth consecutive quarter of profitability and positive operating cash flow; Revenue of $6,021,000, an increase of 18% over first quarter of prior year; Operating income of $899,000 is best in the Company's history; 129 new customers added, 18 banks and 111 corporate network access customers

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, April 22, 2004 - VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), a global provider of security products that enable e-business and e-commerce, today announced its financial results for the first quarter ended March 31, 2004. Revenues for the three months were $6,021,000, an increase of $903,000 or 18% over the first quarter of 2003.

Operating income for the first quarter of 2004 was $899,000 compared with an operating income of $17,000 for the first quarter of 2003. Gross margins for the first quarter of 2004 were $4,446,000 or 73.8% of revenues compared to $2,959,000 or 57.8% of revenues for the same period in 2003. Operating expenses for the first quarter of 2004 were $3,547,000, an increase of 21% from $2,942,000 in the first quarter of 2003.

Net income from continuing operations for the first quarter of 2004 was $583,000 compared with $168,000 for the same period of 2003. Net income from total operations for the first three months of 2004 was $583,000 compared with $481,000 for the first three months of 2003. Net income from total operations in 2003 included the results of its VACMAN Enterprise business of $313,000. The VACMAN Enterprise business was sold in the third quarter of 2003.

Income per basic and diluted common share from total operations was $0.02 for the first quarter of 2004 and compares to income per basic and diluted common share of $0.01 for the first quarter of 2003.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $1,143,000 for the first quarter of 2004 compared with earnings before these items of $490,000 in the first quarter of 2003. Cash balances at March 31, 2004 were $4,167,000 compared to $4,817,000 at December 31, 2003.

"I am pleased with the results of the first quarter of 2004," said Ken Hunt, VASCO's CEO, and Chairman. "The increase in revenue was particularly satisfying as it appears our strategy to expand our customer base is working. The increase in gross margins, as a percentage of revenue, indicates that the revenue growth came from our new customers in the Banking segment and in the Corporate Network Access market segment, both of which have lower volumes and higher margins than our larger strategic banking customers."

"The first quarter of 2004 was one of the best first quarters in our history," stated Jan Valcke, VASCO's President, and COO. "Revenue in the first quarter, which is generally weaker than the preceding fourth quarter, was strong and reflected the benefit of our productive reseller channel. As our reseller channel has grown, we have seen an increase in both the market's knowledge of our products and in the number of new accounts. We were able to add 129 new customers, 18 banks and 111 corporate network access, in the first quarter of 2004. While our large banking customers are and will continue to be important, the gross margin in the first quarter is a reflection of new customers being added. New customers typically order small quantities of our products and generate higher margins. As the new customers learn more about the benefits of strong user authentication and the ease with which our products can be deployed, their orders increase. As we start the second quarter, we have a backlog of firm orders to be shipped in the second quarter of $4.9 million and we are seeing a high level of interest in our authentication products."

Cliff Bown, Executive Vice President and CFO added, "Our balance sheet continues to strengthen as a result of the strong operating performance. Our working capital increased by 15% in the first quarter, from $5.2 million at December 31, 2003 to $6.0 million at March 31, 2004. Operating cash flow, or EBITDA, for the first quarter of 2004 increased $650,000 thousand or 133% compared to the first quarter of 2003. Days Sales Outstanding (DSO) in net accounts receivable, however, increased to approximately 66 days at March 31, 2004 from 37 days at December 31, 2003. DSO at March 31, 2004 was 8 days, or 12% lower than at the end of the first quarter in 2003. The increase in the DSO from the end of the year reflects the buying pattern within the first quarter with more of the revenues coming in the last month of the quarter. Revenues in the first quarter generally increase each month as businesses start executing their plans in the new year."

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                               ---------------------------
                                                                   2004           2003
                                                               ------------   ------------

        Net revenues                                           $     6,021    $     5,118
        Cost of goods sold                                           1,575          2,159
                                                               ------------   ------------
        Gross profit                                                 4,446          2,959

        Operating costs:
                   Sales and marketing                               2,093          1,677
                   Research and development                            708            523
                   General and administrative                          746            740
                   Non-cash compensation                                --              2
                                                               ------------   ------------
                          Total operating costs                      3,547          2,942
                                                               ------------   ------------

        Operating income from continuing operations                    899             17
        Interest income (expense), net                                  29            (49)
        Other income, net                                               77            200
                                                               ------------   ------------
        Income from continuing operations before income taxes        1,005            168
        Provision for income taxes                                     422             --
                                                               ------------   ------------
        Net income from continuing operations                          583            168
        Income from discontinued operations                             --            313
                                                               ------------   ------------
        Net income                                                     583            481
        Preferred stock accretion and dividends                        (81)          (291)
                                                               ------------   ------------
        Net income available to common shareholders            $       502     $      190
                                                               ============   ============

        Basic and diluted net income per common share:
                   Income from continuing operations           $      0.02    $        --
                   Income from discontinued operations                  --           0.01
                                                               ------------   ------------
                          Net income                           $      0.02    $      0.01
                                                               ============   ============

        Weighted average common shares outstanding:
                   Basic                                            31,168         30,392
                                                               ============   ============

                   Diluted                                          31,898         31,222
                                                               ============   ============

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                             March 31,    December 31,
                                                                               2004           2003
                                                                           ------------   ------------

       ASSETS
       CURRENT ASSETS:
          Cash                                                             $     4,167    $     4,817
          Accounts receivable, net of allowance for doubtful accounts            4,394          2,523
          Inventories, net                                                       1,186          1,075
          Prepaid expenses                                                         404            476
          Deferred income taxes                                                     70             70
          Foreign sales tax receivable                                             558            362
          Other current assets                                                     373            335
                                                                           ------------   ------------
                 Total current assets                                           11,152          9,658

       Property and equipment
          Furniture and fixtures                                                 1,903          1,940
          Office equipment                                                       2,191          2,221
                                                                           ------------   ------------
                                                                                 4,094          4,161
          Accumulated depreciation                                              (3,296)        (3,280)
                                                                           ------------   ------------
                 Net property and equipment                                        798            881

       Intangible assets, net                                                    1,297          1,378
       Goodwill                                                                    250            250
       Note receivable and investment in SSI                                     1,021          1,132
       Other assets                                                                 83             83
                                                                           ------------   ------------

       TOTAL ASSETS                                                        $    14,601    $    13,382
                                                                           ============   ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES:
          Accounts payable                                                 $     1,446    $     1,698
          Deferred revenue                                                       1,169            386
          Accrued wages and payroll taxes                                        1,399          1,515
          Income taxes payable                                                     219           (197)
          Other accrued expenses                                                   906          1,038
                                                                           ------------   ------------
                 Total current liabilities                                       5,139          4,440
                                                                           ------------   ------------

       STOCKHOLDERS' EQUITY:
          Series D Convertible Preferred Stock                                   4,043          5,786
          Common stock                                                              32             30
          Additional paid-in capital                                            49,066         47,167
          Accumulated deficit                                                  (43,192)       (43,693)
          Accumulated other comprehensive income (loss) -
                 cumulative translation adjustment                                (487)          (347)
                                                                           ------------   ------------

       Total stockholders' equity                                                9,462          8,943
                                                                           ------------   ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $    14,601    $    13,383
                                                                           ============   ============

Reconciliation of EBITDA from continuing operations to net income from continuing operations:



                                                                THREE MONTHS ENDED (UNAUDITED),
                                             ----------------------------------------------------------------------
                                               MARCH 31, 2004          DECEMBER 31, 2003           MARCH 31, 2003
                                             -------------------    ------------------------    -------------------

EBITDA from continuing operations               $  1,143,000             $     348,000              $   490,000

Interest (income) expense, net                       (29,000)                  (39,000)                  49,000
Tax provision                                        422,000                   (92,000)                      --
Depreciaton and amortization                         167,000                   244,000                  273,000

                                             -------------------    ------------------------    -------------------
Net income from continuing operations           $    583,000             $     235,000              $   168,000
                                             ===================    ========================    ===================


Highlights of the Quarter - VASCO:

o VASCO Strengthens Presence in US by Opening North American Sales and Support Headquarters in Boston
o   VASCO Prominently Present with 3 Booths at CeBIT 2004
o   VASCO Showcases Digipass Pack for Novell at CeBIT 2004
o   VASCO and Netilla Announce Joint Product
o VASCO Recognizes MasterCard Germany, DG Verlag, SRC and Otto as First VASCO EMV Award Winners
o VASCO Presents Anti-Phishing Platform for E-Commerce in Collaboration With Banksys, STMicroelectronics and Element

Please join us during our upcoming conference call on April 22, 2004, at 10:00 a.m. EDT - 16:00h CET.
During the Conference Call, Mr. Ken Hunt, Chairman & CEO, Mr. Jan Valcke, President and COO, and Mr Cliff Bown, CFO, will discuss VASCO's Results for the First Quarter of 2004. To participate in this Conference Call, please dial one of the following numbers:
USA/Canada: +1 888-424-5801
International:  +1 973-409-9258

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.

ABOUT VASCO: VASCO designs, develops, markets and supports patented "Identity Authentication" products for e-business and e-commerce. VASCO's Identity Authentication software is delivered via its Digipass security products, small "calculator" hardware devices carried by an end user, or in a software format on mobile phones, other portable devices, and PCs. For user access control, VASCO's VACMAN products guarantee that only designated Digipass users get access to the application. VASCO's target markets are the applications and their several hundred million users that utilize fixed passwords as security. VASCO's time-based system generates a "one-time" password that changes with every use, and is virtually impossible to hack, or break. With over 10 million Digipass products sold and ordered, VASCO has established itself as a world-leader for strong Identity Authentication with 270 international financial institutions, approximately 1400 blue-chip corporations, and governments in more than 60 countries.

Forward Looking Statements
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

For more information contact:
Jochem Binst, +32 2 456 9810, jbinst@vasco.com